  Agreement

Cellceutix Corporation

-and-

Paul Ginsburg ("Attorney")

This Agreement (the “Agreement”) is entered into as of March 2, 2009 by and between Cellceutix Corporation (hereinafter “Cellceutix”) a Nevada corporation with a principal place of business at 100 Cummings Park, Suite 151-B, Beverly Massachusetts 01915 and Paul Ginsburg (hereinafter, “Attorney”), an individual residing at 1740 East. 23rd St. Brooklyn, NY, 11229, collectively, the “parties”).

WHEREAS, Attorney has been engaged by Cellceutix to perform certain services relating to Cellceutix patent applications (the "Services"); and

WHEREAS, both parties desire to set out the other terms and conditions under which the Services will be provided.

NOW THEREFORE, the parties agree to the following:

1.  Services.  Attorney will prepare patent applications for Cellceutix products upon request by Cellceutix.  It is anticipated that Cellceutix will file multiple patent applications during the term of the agreement, but the specific number and timing is uncertain.

2.  Compensation.  For each application to be filed, Attorney will be granted options to purchase 40,000 shares of Cellceutix common stock.  The options will be granted on the date that work on an application begins.  The options will be issued at a purchase price equal to the average closing bid price of the common stock on its primary exchange for the fifteen successive trading days immediately prior to the date of issue.  All other terms will be the same as those for other options granted by Cellceutix, as those terms may be established from time to time.  The parties acknowledge that work on two applications has begun as of the date hereof.

3.  Confidential Information. All information provided to Attorney by Cellceutix or learned or developed by Attorney in the course of providing
Services hereunder will be maintained in confidence by Attorney and used for no purpose other than providing Services hereunder.

4.  Intellectual Property.  Any inventions, whether or not patentable, relating to compounds owned by Cellceutix will be owned solely by Cellceutix and Attorney will disclose to Cellceutix any such invention and will take all steps necessary to assist Cellceutix in obtaining patents or other registrations deemed by Cellceutix to be desirable.

5. The term of this agreement will extend until terminated by a party as set forth below.  Either party may terminate this Agreement by written notice to the other. Notwithstanding any such termination, all rights and obligations under this Agreement shall survive with respect to any information disclosed prior to the termination.  If Attorney terminates this agreement prior to the filing of a patent application for which options have been granted, Cellceutix will have the right to cancel the options.

6.  It is understood that Attorney will perform work on patent applications for other persons.  If  Attorney is asked to perform work that may conflict with the work he is performing for Cellceutix, Attorney will inform Cellceutix and the parties will discuss an appropriate resolution.

7. This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous oral or written representation with regard to the subject matter hereof. This Agreement may not be modified except by a writing signed by each of the parties.

8. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York, without regard to its choice of law provisions. The parties hereto hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

Cellceutix Corporation

by:  Signature __/s/ Leo Ehrlich __             Date ___March 2,2009_____

Name:___ Leo Ehrlich____________

Title:_____CFO__________

ACKNOWLEDGED, ACCEPTED AND AGREED TO BY:

Paul Ginsburg

Signature: __/s/ __Paul Ginsburg    Date ___March 2,2009_____